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                                                                   Exhibit 4(h)

                             Group Annuity Amendment

               Made a part of the Contract to which it is attached


The Contract will be governed by this Amendment and Code Section 401(a), and any contrary provision in the Contract is amended as follows:

  Form                      Contract Section                 New Corresponding
 Number                       to be Amended                   Amended Section
 ------                       -------------                   ---------------

GAC 96-103-VAR                    7.7                                 1.


DIRECT ROLLOVER OPTION

1. A Participant's account values may be rolled over to another plan in accordance with Code Section 402(c), as it made be amended from time to time.

                   The Lincoln National Life Insurance Company

                   /s/  Lorry  J. Stensrud
                        Lorry  J. Stensrud
                        Executive Vice President and
                        Chief Executive Officer of Annuities